Exhibit 99.1

Enservco Corporation Announces it Will Amend its Financial Statements for First, Second and Third Quarters of 2021

Amendments are not related to operating matters and will not impact the Company’s revenues, operating expenses, operating loss or adjusted EBITDA

Company also announced it will extend its Form 10-K filing date for up to 15 days to incorporate the Form 10-Q amendments and the recent debt refinancing that significantly strengthened its balance sheet

DENVER, CO – March 28, 2022 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will restate its financial statements on three Form 10-Q filings from 2021. The amendments are not related to operating matters and will not affect the Company’s reported revenue, operating expenses, operating loss, or adjusted EBITDA. In addition, the Company intends to extend the filing date of its 2021 Form 10-K for up to 15 days to incorporate the restatements and the successful debt refinancing transactions announced today.

“The restatements were required for two reasons: First, our auditors believe that the Company was not eligible for the full amount of employee retention tax credits that we recorded pursuant to the CARES Act; and second, the Company erred in accounting for a warrant issuance in connection with the February 2021 conversion of subordinated debt to equity,” said Rich Murphy, Chairman and CEO. “It’s important to note that these restatements are not related to operating matters and do not impact revenue, operating expenses, operating loss or adjusted EBITDA. We expect to file three amended Form 10-Qs and our 2021 Form 10-K as soon practicable.”

The Company said it applied for the employee retention tax credits based on third-party expert advice at the time and further based on management’s understanding of the CARES Act, the rules for which were subsequently clarified.

Murphy added, “The pending amendments did not impact the successful refinancing that we also announced today that substantially reduced our total debt, converted the majority of our debt from current to long-term liabilities and provided increased working capital liquidity. This refinancing strengthens and stabilizes our balance sheet and increases our financial flexibility.”

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, New Mexico and Louisiana. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2020, and subsequently filed documents with the SEC. Forward looking statements in this news release include ability of the Company to filed amended Form 10-Qs and its 2021 Form 10-K, achieve its growth objectives, the sustainability of higher oil prices, ability to de-lever the business and strengthen its balance sheet and increase financial flexibility. In addition, we believe the higher oil price environment bodes well for the Company in the and the ability raise additional equity. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contact:

Marjorie Hargrave

President and CFO

Enservco Corporation

mhargrave@enservco.com

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone: 303-880-9000

Email: jay@pfeifferhigh.com